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                                                                    Exhibit 16.1

December 3, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 3, 2001 of Nanophase Technologies Corporation and are in agreement with the statements contained in the first, second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                      /s/ Ernst & Young LLP